Exhibit 10.14
2494.CNSLT.001
DeLateur, Richard
FLUIDIGM CORPORATION
CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is made and entered into as of February 29, 2008, by and between FLUIDIGM CORPORATION, a Delaware Corporation with place of business at 7100 Shoreline Court, South San Francisco, CA 94080 (the “Company”), and RICHARD DeLATEUR, residing at 1333 Jones Street, San Francisco, CA 94109 (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. Consultant’s specific services are not currently part of Company’s core business and therefore Company needs to independently contract for Consultant’s specific skill set, and the Company does not retain the authority to direct the day-to-day performance of Consultant’s services, but rather is requesting certain tasks to be accomplished by Consultant based upon Consultant’s specific skill set and expertise.
     In consideration of the mutual promises contained herein, the parties agree as follows:
     1. SERVICES AND COMPENSATION
          (a) Services. Consultant agrees to perform for the Company the services described in Exhibit A attached hereto and incorporated herein (“Services”) and any other such Services as the Company may prescribe.
          (b) Compensation. The Company agrees to pay Consultant as set forth in Exhibit A attached hereto and incorporated herein
          (c) Equity Incentives. Consultant agrees that he will not receive any stock options or other equity incentives as compensation for the Services provided hereunder. Consultant further acknowledges and agrees that as of February 29, 2008 (the effective date of this Agreement and the date Consultant terminated as an employee of the Company), Consultant held options to acquire 610,000 shares of the Company’s Common Stock (the “Option”) under the Company’s 1999 Stock Option Plan (the “Plan”). Consultant agrees that (i) as of February 29, 2008, the Option was vested with respect to 324,582 shares of Common Stock (the “Vested Shares”); (ii) the Option will immediately terminate as of February 29, 2008 with respect to all shares that are not Vested Shares; and (iii) Consultant’s right to exercise the Option with respect to Vested Shares will be governed by the terms of the Plan and the agreement between the Company and Consultant documenting the Option, which permits the Consultant limited rights to exercise the Option with respect to Vested Shares after the Consultant has ceased to be a “Service Provider” to the Company (e.g., ninety days from end of Service Provider period and as otherwise defined in the Plan). Consultant represents and warrants that he has read the Plan and such option agreement and understands his rights thereunder with respect to the exercise of Vested Shares. Consultant further represents and warrants that he has consulted or will consult with such tax and financial advisors as he deems appropriate with respect to any decision to exercise or not to exercise the Option.
2/29/2008

     2. CONFIDENTIALITY
          (a) Definition. “Confidential Information” means any Company (including its parents, subsidiaries, or affiliates) proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Confidential Information does not include information which is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, has become publicly known and made generally available through no wrongful act of Consultant, or has been rightfully received by Consultant from a third party who is authorized to make such disclosure.
          (b) Non-Use and Non-Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2 (Confidentiality), 3 (Ownership) and 4 (Conflicting Obligations) of this Agreement. Without the Company’s prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.
          (c) Former Employer’s Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement.
          (d) Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
          (e) Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property or Confidential Information that Consultant may have in Consultant’s possession or control. Consultant agrees to sign and deliver the Termination Certification attached hereto as Exhibit B.

     3. OWNERSHIP
          (a) Assignment. Consultant has attached hereto, as Exhibit C, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets, which were made by Consultant prior to the date of this Agreement, which belong to Consultant and which relate to the business of the Company. If no such list is attached or left blank, Consultant represents that there are no such inventions. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Inventions”) conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.
          (b) Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.
          (c) Pre-Existing Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.
          (d) Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

     4. CONFLICTING OBLIGATIONS
          Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.
     5. TERM AND TERMINATION
          (a) Term. This Agreement will commence on the date first written above and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided below; provided, however, that the term will expire on May 17, 2008 unless agreed otherwise in writing by both parties.
          (b) Termination. Without limiting any rights which either party to this Agreement may have by reason of any default by the other party, the Consultant reserves the right to terminate this Agreement at his convenience by written notice given to the Company, and the Company my terminate this Agreement for Cause immediately upon written notice to the Consultant. Any termination by the Consultant shall be effective upon the date not earlier than 30 days following the effective date of such notice as shall be specified in said notice, and any termination by the Company shall be effective immediately upon delivery of written notice thereof to the Consultant if personally delivered or forty-eight (48) hours after deposited in the United States mail, postage pre-aid, registered or certified mail, return receipt requested. For purposes of this Agreement, “Cause” shall mean (i) Consultant’s repeated failure to perform his duties or responsibilities as a Consultant as directed or assigned by an officer of the Company; (ii) Consultant’s personally engaging in knowing and intentional illegal conduct which is seriously injurious to the Company or its affiliates; (iii) Consultant’s being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, the Company or its affiliates; or (iv) any breach by Consultant of any provision of this Agreement or any other agreement between Consultant and the Company.
          (c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except:
               (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for satisfactory Services completed and accepted by the Company through the termination date and if a work in progress, Company shall be liable only for the pro rata portion of the completed work, and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and
               (ii) Sections 2 (Confidentiality), 3 (Ownership) and 7 (Independent Contractors) shall survive termination of this Agreement.
     6. ASSIGNMENT
          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.
     7. INDEPENDENT CONTRACTOR
          (a) Independent Contractor Status. It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or (iii) any breach by the Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement.
          (b) Consultation for Others. Consultant is free to perform work as a consultant or employee for any other entity and/or person provided that such engagement does not create a conflict of interest with Consultant’s obligations to Company. Specifically, none of Consultant’s services for any other entity and/or person shall compromise in any way the Company’s “Confidential Information” as defined in Section 2 (Confidentiality). Further, Consultant must, at all times comply with Section 2 (Confidentiality).
          (c) Employment of Assistants. Consultant may, at Consultant’s own expense, employ such assistants as Consultant deems necessary to perform the services required of Consultant by this Agreement. Consultant assumes full and sole responsibility for the payment of all compensation and expenses of these assistants and for all federal, state and local income taxes, unemployment insurance, workers’ compensation insurance, disability insurance, Social Security taxes, and other applicable withholdings.
          (d) Time and Places of Providing Services. As long as Consultant delivers acceptable services to Company in a timely fashion, Consultant shall generally have the discretion to determine the location and times of rendering services as well as the method of accomplishing Consultant’s Services.
          (e) Records and Reports. Consultant shall keep complete and systematic written records of all work relating to the performance of Services by Consultant hereunder and shall submit invoices to Company’s accounts payable for all services rendered monthly.
          (f) Equipment, Documentation and Specifications. Consultant shall supply all equipment and instruments required to perform Services under this Agreement, except when such equipment or supplies are unique to Company in which case Company shall provide Consultant with such equipment, instruments, documentation and specifications as may reasonably be required by Consultant for performance by Consultant of duties set forth herein. Such equipment, instruments, documentation and specifications shall at all times remain the property of Company.
     8. NONSOLICITATION
          Consultant agrees that for a period of one (1) year after the termination of this Agreement, in any county in the United States or equivalent geographical subdivision in which Company does business, Consultant will not (i) solicit or induce employees of Company to terminate their employment with Company, or (ii) solicit any identified customers or identified potential customers of Company to induce such customers or potential customers to cease their relationship with Company, or any of its affiliated companies.

     9. BENEFITS
          Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.
     10. ARBITRATION AND EQUITABLE RELIEF
          (a) Disputes. Except as provided in Section 10(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement (“arbitrable claims”) shall be settled by binding arbitration to be held in San Francisco County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. This shall not apply to claims arising under Sections 2 (Confidentiality) and 3 (Ownership).
          (b) Consent to Personal Jurisdiction. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.
          (c) Costs. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.
          (d) Equitable Relief. With the exception of “arbitrable claims,” the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.
          (e) Acknowledgment. CONSULTANT HAS READ AND UNDERSTANDS SECTION 9, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10 (d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.
     11. GOVERNING LAW
          This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California. With the exception of “arbitral claims,” the federal courts or state courts of the State of California, County of San Mateo, shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement, and the parties hereto consent to the jurisdiction of said court and waive any objection to said venue.
     12. ENTIRE AGREEMENT
          This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.
     13. ATTORNEY’S FEES
          In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.
     14. SEVERABILITY
          The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed:

FLUIDIGM		PARTY

By:	/s/ Gajus Worthington	By:	/s/ Richard DeLateur

Name:	Gajus Worthington	Name:	Richard DeLateur
Title:	CEO	Title:	Self

Dated: 29 Feb 2008		Dated: 29 Feb 2008

Social Security or Tax Payer ID Number:

XXX-XX-XXXX

EXHIBIT A
SERVICES AND COMPENSATION
1.	Contact. Consultant’s principal Company contact: Name: Gajus Worthington

Title: CEO

2.	Services. Consultant will render to the Company the following Services:
* Support 2007 audit
* Assist new CFO
* Prepare March stock valuation
* Train Singapore and U.S. Company accounting personnel about cost and inventory accounting procedures
3. Compensation.
               (a) The Company shall pay Consultant Two Hundred Dollars ($200.00) per hour during the term of this Agreement upon receipt of Consultant’s invoice for Services rendered. Consultant shall be paid every two (2) weeks after receipt and approval of statements specified in section 3(c) below. Consultant will not work more than five (5) hours per week without written authorization from the Company.
               (b) The Company shall reimburse Consultant for all reasonable travel and living expenses incurred by Consultant in performing Services pursuant to this Agreement, provided Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses.
               (c) Consultant shall submit all statements for the number of hours of service and expenses in a form prescribed by the Company every two weeks and such statement shall be approved by the contact person listed above or other designated agent of the Company.

/s/ Gajus Worthington	/s/ Richard DeLateur

Fluidigm Corporation	Consultant

[This page is to be signed ONLY at the termination of the Consulting Agreement]
EXHIBIT B
FLUIDIGM
CERTIFICATION OF RETURN OF COMPANY PROPERTY AND INFORMATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, software, data, notes, reports, proposals, lists, and sources of customers, lists of employees, proposals to customers, drafts of proposals, business plans and projections, reports, job notes, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Fluidigm, its subsidiaries, affiliates, successors or assigns (together, the “Company”).
I further certify that I have complied with all terms of the Company’s confidential and proprietary information provisions in the Consulting Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others) covered by that Agreement.
I further agree that, in compliance with the Consulting Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company of any of its customers, consultants or licensees.

Signature

Date

EXHIBIT C
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

IDENTIFYING NUMBER OR
TITLE	DATE	BRIEF DESCRIPTION